Exhibit 10.15

LETTER AGREEMENT

This letter agreement (this “Letter Agreement”) is made and entered into on January 13, 2025, by and among BurTech Acquisition Corp., a Delaware corporation (“Acquiror”), BurTech Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of Acquiror, Blaize, Inc., a Delaware corporation (the “Company”), Burkhan Capital LLC, a Delaware limited liability company (“Burkhan”), and BurTech LP LLC, a Delaware limited lability company (“Sponsor”), and memorializes certain understandings and agreements of the parties hereto with respect to the terms and conditions of that certain Agreement and Plan of Merger, dated as of December 22, 2023, as amended by that certain Amendment to Agreement and Plan of Merger, dated as of April 22, 2024, that certain Amendment No. 2 to Agreement and Plan Merger, dated as of October 24, 2024, and that certain Amendment No. 3 to Agreement and Plan Merger, dated as of November 21, 2024 (as so amended, the “Merger Agreement”) and related transaction documents. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

1.	Closing Date; Waivers.

(a)

Closing Date. The parties hereto acknowledge and agree that closing shall take place electronically by the mutual exchange of electronic signatures (including portable document format (.PDF)) on January 13, 2025 or as soon as practicable thereafter.

(b)

Company Waivers. The Company hereby acknowledges and agrees that as of the date first set forth above: the conditions set forth in Section 9.3(d) and Section 9.3(f) of the Merger Agreement have hereby been satisfied, or if not satisfied, is hereby waived by the Company.

(c)

Backstop Waiver. Acquiror hereby acknowledges and agrees that the obligations of Sponsor under the Backstop Agreement are hereby waived, and Sponsor has no obligation to purchase any shares of Acquiror or contribute any amounts under the Backstop Agreement. In lieu of such obligations, Burkhan, an Affiliate of Sponsor, has entered into a subscription agreement on or about the date hereof to purchase 1,200,000 shares of common stock, par value $0.0001 per share (the “New Blaize Common Stock”), of Acquiror at a price per share of $10.00 for an aggregate amount of $12,000,000 (the “PIPE Shares”), which PIPE Shares shall not be subject to any lock up or similar contractual restriction. Acquirer shall, within forty-five (45) days of the Closing Date, file a resale “registration statement” covering the resale by Burkhan of such PIPE Shares in accordance with applicable SEC rules (the “Resale S-1”), regulations and interpretations so as to permit the resale of such securities by Burkhan under Rule 415 at the then prevailing market prices, and shall take all reasonable steps to get the registration statement declared effective as soon as possible.

2.	Certain Acquiror Transaction Expenses and Company Transaction Expenses.

(a)

Notwithstanding Section 11.6 of the Merger Agreement, the parties hereto have agreed that certain Acquiror Transaction Expenses and Company Transaction Expenses set forth on Exhibit A attached hereto shall become the responsibility of Sponsor (the “Alternative Expenses Arrangement”) subject to the issuance of the New Blaize Common Stock (as defined below) pursuant to Section 2(b) below. For the avoidance of doubt, the parties hereto acknowledge and agree that certain of such amounts payable by Sponsor under the Alternative Expenses Arrangement shall be paid via amounts in the Trust Account on the Closing Date pursuant to the disbursement instruction letter issued by Acquiror to Continental Stock Transfer & Trust Company on or about the Closing Date; provided, however, that such amounts paid under the Alternative Expenses Arrangement via the Trust Account on the Closing Date shall in no event exceed approximately $3,619,174.

(b)

Pursuant to the Alternative Expenses Arrangement, Acquiror shall issue at Closing to Sponsor, 750,000 shares of New Blaize Common Stock at no additional cost to Sponsor, which New Blaize Common Stock shall not be subject to any lock up or similar contractual restriction. Acquirer shall, within thirty (30) days of the Closing Date, file the Resale S-1, which shall cover the resale by Sponsor of such New Blaize Common Stock in accordance with applicable SEC rules, regulations and interpretations so as to permit the resale of such securities by Sponsor under Rule 415 at the then prevailing market prices, and shall take all reasonable steps to get the Resale S-1 declared effective as soon as possible.

3.

Registration of Certain Sponsor and Burkhan Registerable Securities. Notwithstanding the Amended and Restated Registration Rights Agreement dated the date first set forth above (the “RRA”) entered into by, inter alia, Acquiror, Sponsor and the Sponsor Group (as defined in the RRA), or Section 1(c) or Section 2(b) above, within four (4) business days following the Closing Date, Acquiror shall submit to or file with the United States Securities and Exchange Commission, a Registration Statement for a Shelf Registration (as defined in the RRA) on Form S-1 (the “Form S-1”), covering the resale of all Registerable Securities (as defined in the RRA) of Sponsor and the Sponsor Group, which shall be the same Form S-1 filed by Acquiror pursuant to Section 2.1 of that certain Registration Rights Agreement dated the date first set forth above, entered into by, inter alia, Acquiror, and Ava Investors SA, Ava Private Markets S.À R.L., Barthélémy Debray, Raphaëlle Mahieu and/or Benjamin Hazan (the “Ava Parties”) regarding the registerable securities of the Ava Parties (the “Ava Group Registerable Securities”). Acquiror shall use its reasonable best efforts to have such Form S-1 declared effective as soon as practicable after the filing thereof and to maintain the Form S-1 in accordance with the terms hereof, and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep the Form S-1 continuously effective, in each case in line with Acquiror’s obligations under the RRA.

4.

Miscellaneous Terms. Sections 11.2 through 11.5, Sections 11.7 through 11.8, Sections 11.10 through 11.16 and Section 11.18 of the Merger Agreement shall apply mutatis mutandis to this Letter Agreement, as if set forth in full herein.

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IN WITNESS WHEREOF, the parties hereto have caused this Letter Agreement to be duly executed and delivered as of the date first written above.

BURTECH ACQUISITION CORP.

By:	/s/ Shahal Khan
Name:	Shahal Khan
Title:	Chief Executive Officer

BURTECH MERGER SUB INC.

By:	/s/ Shahal Khan
Name:	Shahal Khan
Title:	President

BLAIZE, INC.

By:	/s/ Dinakar Munagala
Name:	Dinakar Munagala
Title:	Chief Executive Officer

BURKHAN CAPITAL LLC

By:	/s/ Shahal Khan
Name:	Shahal Khan
Title:	Chief Executive Officer

BurTech LP LLC

By:	/s/ Shahal Khan
Name:	Shahal Khan
Title:	Chief Executive Officer